                                               EXHIBIT 99

The Bank of New York Company, Inc.             NEWS
------------------------------------------------------------------------

                                      48 Wall Street, New York, NY 10286

                                      Contact:
                                      PUBLIC AND INVESTOR RELATIONS DEPT.
For release:


IMMEDIATELY                                    Paul J. Leyden, SVP
-----------                                    (212) 495-1041
                                               Nicholas C. Silitch, SVP
                                               (212) 495-1721
                                               Gregory A. Burton, AVP
                                               (212) 495-1725



              THE BANK OF NEW YORK COMPANY, INC. REPORTS
              ------------------------------------------
          First Quarter Diluted E.P.S. of 73 Cents, Up 14%;
          -------------------------------------------------
       Return on Average Common Equity Was a Record 24.99% and;
       --------------------------------------------------------
                  Return on Average Assets Was 1.93%
                  ----------------------------------

NEW YORK, N.Y., April 20, 1998 -- The Bank of New York Company, Inc. (NYSE: BK) reports first quarter diluted earnings per share of 73 cents up 14% from the 64 cents earned in the first quarter of 1997. Net income for the first quarter was $284 million, up 7% from the $265 million earned in the same period last year.
     High levels of securities transaction volumes, combined with expansion of the global client base and the cross-selling of new and traditional products led to 27% revenue growth in our securities servicing, cash processing, and foreign exchange businesses. Net interest margin and yield on assets rose from the fourth quarter of 1997 as a result of an improving asset mix and the recent U.K. asset based lending acquisitions, but declined from the first quarter a year ago due to the sale of the credit card business. Financial discipline remained a

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hallmark for the Company as the efficiency ratio was 50.2% in spite of the sale of the credit card operation and the impact of Year 2000 expenses.
     All of the above contributed to a record return on average common equity for the first quarter of 1998 of 24.99% compared with 23.73% in the fourth quarter of 1997 and 20.90% in the first quarter of 1997. Return on average assets for the first quarter of 1998 was 1.93% compared with 1.95% in the fourth quarter of 1997 and 1.86% in the first quarter of 1997.
     Revenues from the Company's securities servicing businesses reached $230 million for the first quarter, growing by 25%. Strong internal growth of 16% was spread over all of the Company's businesses with ADR's, stock transfer, corporate trust, unit investment trust and custody performing particularly well.
     Overall, fees from cash processing were up 14% over last year's first quarter to $63 million. Funds transfer fees were particularly strong growing by 27%, with cash management fees ahead by 18%. Not withstanding uncertain economic conditions and the resultant reduced trade flows in Southeast Asia, revenues in our trade finance business grew modestly.
     New business and generally strong markets resulted in trust and investment fees growing 15% over last year, reaching $50 million.
Expansion of our global client base and high volumes of securities transactions worldwide contributed to foreign exchange and other trading revenues increasing 70% from a year ago to $46 million.
     Net interest income, on a taxable equivalent basis, totaled $404 million in the first quarter of 1998 compared with $496 million in the first quarter of last year. The decline is primarily attributable to the sale of the credit card operations and the stock buyback program, partially offset by growth in corporate lending and acquisitions related

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to the Company's asset based lending business.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were $0.77 per share in the first quarter of 1998, up 13% from $0.68 per share in the first quarter of 1997. On the same basis, tangible return on average common equity was 37.72% in the first quarter of 1998 compared with 29.61% in the first quarter of 1997; and tangible return on average assets was 2.10% in the first quarter of 1998 compared with 2.04% in the first quarter of 1997.
     Average diluted shares outstanding were 390 million for the quarter, down from the 397 million in the fourth quarter of 1997 and down significantly from the 412 million in the prior year period, as a result of the Company's stock buyback programs. The Company has 6 million shares remaining to repurchase under its 15 million 1998 share buyback program. The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.29% and 11.50% at March 31, 1998 compared with 7.92% and 11.97% at December 31, 1997, and 7.92% and 12.28% at March 31, 1997.
Tangible common equity as a percent of total assets was 5.69% at March 31, 1998 compared with 6.47% at December 31, 1997 and 6.39% one year ago. The leverage ratio was 7.33% at March 31, 1998 compared with 7.59% at December 31, 1997 and 7.83% one year ago.

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NET INTEREST INCOME
-------------------
                            1st       4th       1st
                          Quarter   Quarter   Quarter
                          -------   -------   -------
(In millions)               1998      1997      1997
                          ---------------------------
Net Interest Income         $404      $409      $496
Net Interest Rate
 Spread                     2.24%     2.19%     3.30%
Net Yield on Interest-
 Earning Assets             3.33      3.26      4.24

     Net interest income on a taxable equivalent basis was $404 million in the first quarter of 1998 compared with $409 million in the fourth quarter of 1997 and $496 million in the first quarter of 1997. The net interest rate spread was 2.24% in the first quarter of 1998, compared with 2.19% in the fourth quarter of 1997 and 3.30% one year ago. The net yield on interest-earning assets was 3.33% compared with 3.26% in the fourth quarter of 1997 and 4.24% in last year's first quarter. The increase in the spread and yield compared to the fourth quarter reflects improvements in the mix of assets due to corporate loan growth and the U.K. asset based lending acquisitions. The decline from the first quarter of 1997 was the result of the sale of the credit card business.

NONINTEREST INCOME
------------------
                                     1st       4th      1st
                                    Quarter  Quarter   Quarter
                                    -------  -------   -------
(In millions)                        1998      1997     1997
                                    --------------------------
Processing Fees
  Securities                         $230      $213     $185
  Cash                                 63        61       55
                                     ----      ----     ----
                                      293       274      240
Trust and Investment Fees              50        47       43
Service Charges and Fees               81        74       94
Foreign Exchange and
 Other Trading Activities              46        39       27
Securities Gains                       28        45        7
Sale of Credit Card Portfolio           -       177        -
Other                                  55        33       44
                                     ----      ----     ----
Total Noninterest Income             $553      $689     $455
                                     ====      ====     ====

     Securities servicing fees increased 25% to $230 million compared with $185 million in the first quarter of 1997. Strong internal growth across all areas reached 16% with acquisitions made during 1997 contributing to the remainder. Service charges and fees of $81 million were down from $94 million in the first quarter of 1997 primarily as a result of the loss of fee income associated with the sale of the credit card business, partially offset by growth in factoring commissions related to U.K. asset based lending acquisitions. Revenues from foreign exchange and other trading activities were $46 million in the first quarter of 1998 compared with $39 million in the fourth quarter of 1997 and $27 million in the first quarter of 1997. The Company reported $28 million of securities gains in the first quarter of 1998 compared with $45 million in the fourth quarter of 1997 and $7 million in the first quarter of 1997. Included in other noninterest income in the first quarter of 1998 was a $29 million pre-tax

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gain on the sale of the Company's property at 48 Wall Street, and in the first quarter of 1997, a $27 million pre-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank, Ltd.

NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------
     Total noninterest expense for the quarter was $467 million, up 5% from $446 million in the same period last year. Noninterest expense for the first quarter included $8 million, approximately 1 cent per share, related to making computer systems Year 2000 compliant.
     The efficiency ratio for the first quarter of 1998 was 50.2% compared with 54.7% in the fourth quarter and 47.3% for the first quarter of 1997. The upward move from a year ago in the efficiency ratio is primarily attributable to the sale of the Company's credit card operations and Year 2000 systems expenses.
     The effective tax rate for the first quarter of 1998 was 36.1% compared with 36.7% last year.

NONPERFORMING ASSETS
--------------------
                                                               Change
                                                             1Q 1998 vs
(Dollars in millions)              3/31/98      12/31/97       4Q 1997
                                   ------------------------------------
Loans:
     Commercial Real Estate         $ 37          $ 35          $ 2
     Other Commercial                 58            65           (7)
     Foreign                          38            34            4
     Community Banking                53            59           (6)
                                    ----          ----
  Total Loans                        186           193           (7)
Other Real Estate                     15            15            -
                                    ----          ----
  Total                             $201          $208           (7)
                                    ====          ====
Nonperforming Assets Ratio           0.5%          0.6%
Allowance/Nonperforming Loans      347.4         331.4
Allowance/Nonperforming Assets     321.2         307.2


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     Nonperforming assets totaled $201 million at March 31, 1998, compared with $208 million at December 31, 1997, a decrease of $7 million. This was the twenty-seventh consecutive quarter of nonperforming asset decreases.


LOAN LOSS PROVISION AND NET CHARGE-OFFS
---------------------------------------

                               1st       4th       1st
                             Quarter   Quarter   Quarter
                             -------   -------   -------
(In millions)                  1998      1997      1997
                             ---------------------------
Provision                      $  5      $100     $ 60
                               ----      ----     ----
Net (Charge-offs) Recoveries:
  Commercial Real Estate          1         1        1
  Other Commercial               (3)      (39)      (3)
  Other Consumer                 (1)       (2)      (2)
  Foreign                        (1)       (1)       4
  Other                          (1)       (3)       1
  Credit Card                     -         -      (93)
                               ----      ----     ----
     Total                     $ (5)     $(44)    $(92)
                               ====      ====     ====
Other Real Estate Expense      $  1      $ 12     $  -

     The allowance for loan losses was $645 million, or 1.74% of loans at March 31, 1998 compared with $641 million, or 1.82% of loans at December
31, 1997 and $869 million, or 2.36% of loans at March 31, 1997. The ratio of the allowance to nonperforming assets was 321.2% at March 31, 1998 compared with 307.2% at December 31, 1997 and 350.2% at March 31, 1997.
                       ***************************
  (Financial highlights and detailed financial statements are attached. E.P.S. has been calculated based on a new accounting pronouncement. "Basic" and "diluted" E.P.S. have replaced "primary" and "fully diluted" E.P.S. In addition, a new accounting pronouncement related to comprehensive income has been adopted. This has changed how certain components of shareholders' equity are presented. Prior periods have been restated for these changes.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)

                                                1998       1997    Change
                                                ----       ----    ------
For the Three Months Ended March 31:
---------------------------------------
  Net Income                                 $   284    $   265       7.2%
    Per Common Share:
      Basic                                  $  0.77    $  0.68      13.2
      Diluted                                   0.73       0.64      14.1
      Cash Dividends Paid                       0.26       0.24       8.3

  Return on Average Common Shareholders'
      Equity                                   24.99%     20.90%
  Return on Average Assets                      1.93       1.86


As of March 31:
------------------
  Assets                                     $59,410    $58,384       1.8%
  Loans                                       37,034     36,771       0.7
  Securities                                   6,848      4,991      37.2
  Deposits - Domestic                         25,290     26,210      -3.5
           - Foreign                          15,299     15,052       1.6
  Long-Term Debt                               1,959      1,817       7.8
  Minority Interest - Preferred Securities     1,300        600     116.7
  Preferred Shareholders' Equity                   1        112     -99.1
  Common Shareholders' Equity                  4,804      4,908      -2.1

  Common Shareholders' Equity Per Share        12.93      12.79       1.1
  Market Value Per Share of Common Stock       62.81      36.75      70.9

  Allowance for Loan Losses as a Percent
    of Loans                                    1.74%      2.36%
  Tier 1 Capital Ratio                          7.29       7.92
  Total Capital Ratio                          11.50      12.28
  Leverage Ratio                                7.33       7.83
  Tangible Common Equity Ratio                  5.69       6.39


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                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                                    (Unaudited)
                       (In millions, except per share amounts)


                                        For the three months ended
                                                March 31,

                                            1998       1997
                                            ----       ----
Interest Income
---------------
Loans                                      $ 670      $ 746
Securities
  Taxable                                     79         61
  Exempt from Federal Income Taxes             9          9
                                           -----      -----
                                              88         70
Deposits in Banks                             42         34
Federal Funds Sold and Securities
 Purchased Under Resale Agreements            30         33
Trading Assets                                 4          4
                                           -----      -----
      Total Interest Income                  834        887
                                           -----      -----
Interest Expense
----------------
Deposits                                     325        301
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                   34         28
Other Borrowed Funds                          48         39
Long-Term Debt                                32         31
                                           -----      -----
      Total Interest Expense                 439        399
                                           -----      -----
Net Interest Income                          395        488
-------------------
Provision for Loan Losses                      5         60
                                           -----      -----
Net Interest Income After
 Provision for Loan Losses                   390        428
                                           -----      -----
Noninterest Income
------------------
Processing Fees
 Securities                                  230        185
 Cash                                         63         55
                                           -----      -----
                                             293        240
Trust and Investment Fees                     50         43
Service Charges and Fees                      81         94
Securities Gains                              28          7
Other                                        101         71
                                           -----      -----
    Total Noninterest Income                 553        455
                                           -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits               283        257
Net Occupancy                                 41         41
Furniture and Equipment                       20         24
Other                                        123        124
                                           -----      -----
  Total Noninterest Expense                  467        446
                                           -----      -----
Income Before Income Taxes                   476        437
Income Taxes                                 172        160
Distribution on Preferred Securities          20         12
                                           -----      -----
Net Income                                 $ 284      $ 265
----------                                 =====      =====
Net Income Available to
 Common Shareholders                       $ 284      $ 263
-----------------------                    =====      =====
Per Common Share Data:
----------------------
   Basic                                   $0.77      $0.68
   Diluted                                  0.73       0.64
   Cash Dividends Paid                      0.26       0.24

Diluted Shares Outstanding                   390        412

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)

                                                    March 31,  December 31,
                                                        1998          1997
                                                        ----          ----
Assets
------
Cash and Due from Banks                              $ 6,442       $ 5,769
Interest-Bearing Deposits in Banks                     1,615         2,126
Securities:
  Held-to-Maturity                                     1,609         1,127
  Available-for-Sale                                   5,239         5,501
                                                     -------       -------
    Total Securities                                   6,848         6,628
Trading Assets at Fair Value                           2,236         2,616
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                                 507         2,820
Loans (less allowance for loan losses
 of $645 in 1997 and $641 in 1997)                    36,389        34,486
Premises and Equipment                                   838           835
Due from Customers on Acceptances                        993         1,187
Accrued Interest Receivable                              351           356
Other Assets                                           3,191         3,138
                                                     -------       -------
     Total Assets                                    $59,410       $59,961
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $10,770       $12,561
 Interest-Bearing
    Domestic Offices                                  15,228        15,607
    Foreign Offices                                   14,591        13,189
                                                     -------       -------
     Total Deposits                                   40,589        41,357
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      1,896         2,329
Other Borrowed Funds                                   5,078         4,673
Acceptances Outstanding                                  998         1,196
Accrued Taxes and Other Expenses                       2,048         1,910
Accrued Interest Payable                                 170           182
Other Liabilities                                        567           503
Long-Term Debt                                         1,959         1,809
                                                     -------       -------
     Total Liabilities                                53,305        53,959
                                                     -------       -------

Minority Interest - Preferred Securities               1,300         1,000
                                                     -------       -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 23,615 shares in 1998 and
  23,844 shares in 1997                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 800,000,000 shares, issued
  466,799,382 shares in 1998 and
  460,212,619 shares in 1997                           3,501         3,452
 Additional Capital                                      533           465
 Retained Earnings                                     3,716         3,527
 Accumulated Other Comprehensive Incom                   325           286
                                                     -------       -------
                                                       8,076         7,731
 Less: Treasury Stock (94,183,191 shares in
       1997 and 85,320,504 shares in 1997), at cost    3,256         2,714
       Loan to ESOP (1,056,829 shares in 1998
       and 1997), at cost                                 15            15
                                                     -------       -------
     Total Shareholders' Equity                        4,805         5,002
                                                     -------       -------
     Total Liabilities and Shareholders' Equity       59,410       $59,961
                                                     =======       =======

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                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                  (Dollars in millions)


                             For the three months      For the three months
                             ended March 31, 1998      ended March 31, 1997
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------

ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 2,852    $  42   6.05%  $ 2,439   $   34   5.64%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,318       30   5.25     2,550       33   5.32
Loans
 Domestic Offices           19,022      371   7.91    22,752      524   9.30
 Foreign Offices            17,623      300   6.89    14,296      223   6.33
                           -------   ------          -------   ------
   Total Loans              36,645      671   7.42    37,048      747   8.15
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                3,424       48   5.76     2,754       39   5.79
 U.S. Government Agency
  Obligations                  611       10   6.43       424        7   6.35
 Obligations of States and
  Political Subdivisions       663       14   8.23       643       14   8.64
 Other Securities,
  including Trading
  Securities                 2,727       28   4.15     1,522       21   5.56
                           -------   ------          -------   ------
   Total Securities          7,425      100   5.44     5,343       81   6.11
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     49,240      843   6.94%   47,380      895   7.66%
                                     ------                    ------
Allowance for Loan Losses     (644)                     (870)
Cash and Due from Banks      3,541                     4,047
Other Assets                 7,467                     7,294
                           -------                   -------
  TOTAL ASSETS             $59,604                   $57,851
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,721       54   4.68%  $ 3,886       41   4.23%
 Savings                     7,672       49   2.57     8,120       51   2.56
 Certificates of Deposit
  $100,000 & Over              668        9   5.51       697        9   5.29
 Other Time Deposits         2,309       28   4.86     2,495       30   4.74
 Foreign Offices            14,352      185   5.23    14,602      170   4.73
                           -------   ------          -------   ------
  Total Interest-Bearing
   Deposits                 29,722      325   4.43    29,800      301   4.09
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,954       34   4.63     2,266       28   5.10
Other Borrowed Funds         3,376       48   5.81     3,252       39   4.91
Long-Term Debt               1,840       32   6.93     1,817       31   6.84
                           -------   ------          -------   ------
  Total Interest-Bearing
   Liabilities              37,892      439   4.70%   37,135      399   4.36%
                                     ------                    ------
Noninterest-Bearing
 Deposits                   10,020                     9,269
Other Liabilities            6,062                     5,641
Minority Interest-
  Preferred Securities       1,027                       600
Preferred Stock                  1                       112
Common Shareholders'
 Equity                      4,602                     5,094
                           -------                   -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $59,604                   $57,851
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  404   2.24%            $  496   3.30%
                                     ======   ====             ======   ====
 Net Yield on Interest-
  Earning Assets                              3.33%                     4.24%
                                              ====                      ====